Exhibit 99.1

Organicell Receives Approval in Pakistan for the use of ZofinTM
for Compassionate Grounds for COVID-19

Clinical Trials To Commence Immediately

Miami, FL (May 11, 2021) - Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, today announced its ZofinTM therapy has been approved by Pakistani regulators to be used for a COVID-19 patient on compassionate grounds.

The Drug Regulatory Authority of Pakistan has approved ZofinTM for use with a named patient on compassionate grounds following the patient’s COVID-19 diagnosis and admittance to an intensive care unit for treatment on a ventilator. Treatment with ZofinTM will take place at the Pakistan Institute of Medical Sciences (PIMS). The approval by regulators is contingent on the strict adherence to the dosing protocols in use by clinical trial investigators conducting Organicell’s ongoing Phase I/II trial for COVID-19.

In addition to this compassionate grounds authorization, Organicell has received further authorization to begin a broader trial of ZofinTM with up to 60 additional patients suffering from moderate to severe COVID. The Company has already shared data with regulatory authorities in the country in support of this effort and hopes to come to an arrangement and commence this trial in the near future.

“Organicell is dedicated to helping those who suffer from COVID-19 and are hopeful that Zofin™ can continue to help these patients in Pakistan,” said Albert Mitrani, CEO of Organicell. “Starting with this first patient who will be treated on compassionate grounds, we are eager for this opportunity to begin the trial which hopefully will lead to a fast authorization of Zofin to be used as the COVID-19 treatment protocol.”

“We are touched by the compassion and care of Organicell for sharing their research product, ZofinTM, based on the science involving exosomes. With their generous help and extraordinary efforts, we will be starting the trial of this medicine at one of the biggest Medical Institutes of Pakistan,” said Dr. Rana Imran Sikanadar, Head of Anesthesia and Critical Care Medicine at PIMS.

About Zofin™:

Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, and chemokines as well as other extracellular vesicles/nanoparticles derived from perinatal tissues. Zofin™ is currently being tested in a phase I/II randomized, double blinded, placebo trial to evaluate the safety and potential efficacy of intravenous infusion of Zofin™ for the treatment of moderate to SARS related to COVID-19 infection vs placebo.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeanene Timberlake

RooneyPartners

646-770-8858

jtimberlake@rooneyco.com